UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2004

Technical Communications Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-8588	04-2295040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Domino Drive, Concord, MA	01742
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 287-5100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 1.01 Entry into a Material Definitive Agreement

On November 5, 2004 the Company entered into a line of credit agreement with Fleet National Bank, a Bank of America company (the “Bank”) for a line of credit not to exceed the principal amount of $600,000, and a financing promissory note with respect thereto. The loan is a demand loan with interest payable at the Bank’s prime rate plus 1% on all outstanding balances. The loan is secured by all assets of the Company (excluding consumer goods) and requires the Company to maintain its deposit accounts with the Bank, as well as comply with certain other covenants.

Item 9.01 Financial Statements and Exhibits.

a.	Financial statements of businesses acquired. Not applicable.

b.	Pro forma financial information. Not applicable.

c.	Exhibits. The following exhibits are filed with this report:

Exhibit No.	Title
10.1	Line of Credit Agreement with Letter of Credit and/or Acceptance Financing Agreement

10.2	Line of Credit with Letter of Credit and/or Acceptance Financing Promissory Note

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technical Communications Corporation

Dated: November 12, 2004	By:	/s/ Carl H. Guild, Jr.
Carl H. Guild, Jr.
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Title
10.1	Line of Credit Agreement with Letter of Credit and/or Acceptance Financing Agreement

10.2	Line of Credit with Letter of Credit and/or Acceptance Financing Promissory Note

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